AMENDMENT TWO TO THE
ON ASSIGNMENT, INC.
AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

This Amendment Two to the On Assignment, Inc. Amended and Restated Deferred Compensation Plan, as amended, (the “Plan”), is made effective April 20, 2011, by On Assignment, Inc., a Delaware corporation (the “Company”).

BACKGROUND

A.	Section 11.1 of the Plan reserves the right of the Company to terminate the Plan at any time.

B.	The Company desires to terminate the Plan with respect to all of its participants in accordance with applicable law.

AMENDMENTS

1.	The following new paragraph is added after the last sentence in Section 11.1:

Notwithstanding the foregoing, the Plan will terminate on May 2, 2011 (the “Termination Date”).  In accordance with the discretion provided under this Section 11.1, all Participant Account Balances will be distributed to the respective Participants in the form of lump sum cash distributions as soon as practicable after the Termination Date.

2.	The remainder of the Plan shall remain unchanged.

The Company has caused this Amendment Two to be executed on its behalf, by its officer duly authorized, on this 20th day of April, 2011.

On Assignment, Inc.

By:	/s/James L. Brill
James L. Brill
Sr. Vice President & Chief Financial Officer